UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2016

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2016, BIND Therapeutics, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq has determined that the Company’s securities will be delisted from The Nasdaq Stock Market. The decision was reached by Nasdaq in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1. The Letter states that, unless the Company requests an appeal of the determination by Nasdaq, trading of the Company’s common stock will be suspended at the opening of business on Wednesday, May 11, 2016, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Letter provides that the delisting is a consequence of the Company’s filing on May 1, 2016 for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Filing”). The Letter states that Nasdaq’s determination was based on the following factors: (i) the Filing and associated public interest concerns raised by it; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns regarding the residual equity interest of the existing listed securities holders.

The Company has appealed Nasdaq’s determination by requesting a hearing before a Nasdaq hearings panel. The Letter provides that a request for a hearing stays the delisting action pending the issuance of the hearings panel’s decision.

Item 8.01. Other Events.

On May 3, 2016, the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) entered an Interim Order in connection with the Filing establishing notice and hearing procedures for trading in equity securities in the Company (the “Interim Order”). A copy of the Interim Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The following summary of the Interim Order is qualified in its entirety by reference to such exhibit. As a result of the Interim Order:

(1)	any person or entity who is or becomes a beneficial owner of at least 939,600 shares of the Company’s common stock (a “Substantial Shareholder”) shall file with the Bankruptcy Court a notice of such status within 20 days after the effective date of the notice of entry of the Interim Order, or within 10 days after becoming a Substantial Shareholder;

(2)	at least 30 days prior to effectuating any transfer of equity securities that would result in (a) an increase or decrease in the amount of Company common stock beneficially owned by a Substantial Shareholder, (b) a person or entity becoming a Substantial Shareholder, or (c) a decrease in the amount of Company common stock beneficially owned by a Substantial Shareholder that would result in such person or entity no longer being a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer; and

(3)	the Company will have 30 days after receipt of any notice of such proposed transfer to file with the Bankruptcy Court an objection to a transfer and, if the Company does so, such proposed transfer shall not be effective unless approved by the Bankruptcy Court. If the Company does not object, the transfer may proceed solely as set forth in the notice of transfer.

The Interim Order provides that it is final, provided, however, that (a) within ten days after any official committee of unsecured creditors (“Creditors’ Committee”) has been formed, the Creditors’ Committee may object to the prospective application of the Interim Order from and after the date of such objection, and (b) pending such hearing, the Interim Order will remain in full force and effect. The Interim Order further provides that, if no objection is timely filed, or if an objection is timely filed and resolved prior to a hearing in a manner that does not require a revision of the Interim Order, the Interim Order will be deemed final without further notice or hearing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Interim Order, dated May 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: May 6, 2016	By:	/s/ Andrew Hirsch
Andrew Hirsch President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interim Order, dated May 3, 2016.